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                                                                    EXHIBIT 23.2

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

    As independent public accounts, we hereby consent to the use of our reports on Price Communications Wireless, Inc. and to all reference to our firm included in or made a part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

                                          ARTHUR ANDERSEN LLP

New York, New York
September 25, 1998